UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 1, 2019 (June 28, 2019)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DF	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Completion of Real Estate and Equipment Appraisal Work for Borrowing Base and Amendment to Senior Secured Borrowing Base Revolving Credit Facility

Dean Foods Company, a Delaware corporation (the “Company”), previously entered into a Credit Agreement, dated as of February 22, 2019 (the “Credit Agreement”), by and among the Company, the subsidiary guarantors party thereto, Coöperatieve Rabobank U.A., New York Branch, as administrative agent (the “Administrative Agent”), and the lenders party thereto, pursuant to which the lenders party thereto have provided the Company with a senior secured borrowing base revolving credit facility with a maximum facility amount of $265 million (the “Credit Facility”).

Under the Credit Agreement, the Company’s borrowing base was limited to (i) at any time prior to the completion of certain conditions relating to the granting of a security interest in certain of the Company’s equipment and real property and the Company’s election to include such equipment and real property in the borrowing base, $175 million and (ii) thereafter, 65% of the appraised value of the real property and equipment included in the borrowing base at such time.

On June 28, 2019, the Company and the subsidiary guarantors completed the mortgage and appraisal work required under the Credit Agreement for a substantial portion of the covered real property and equipment. The Company entered into a First Amendment to the Credit Agreement (the “Amendment”) with the Administrative Agent and the lenders party thereto to, among other things, permit the Company’s borrowing base to equal 65% of the appraised value of the real property and equipment included in the appraisal report delivered to the Administrative Agent (up to $265 million).

On June 28, 2019, the Company elected to include real estate and equipment located at 16 of its facilities having an appraised value in excess of $450 million in the borrowing base.

This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1   First Amendment to Credit Agreement, dated as of June 28, 2019, by and among Dean Foods Company; the subsidiary guarantors thereto; the lenders party thereto; and Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019	DEAN FOODS COMPANY

By:
/s/ Russell F. Coleman
Russell F. Coleman
Executive Vice President, General Counsel, Corporate Secretary and Government Affairs

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